UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2008

THE READER’S DIGEST ASSOCIATION, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	001-10434	13-1726769
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Reader’s Digest Road Pleasantville, New York 10570
(Address of Principal Executive Offices) (Zip Code)

(914) 238-1000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

On August 7, 2008, The Reader’s Digest Association, Inc. (“RDA”) entered into a Stock Purchase Agreement with Time Inc. subsidiaries TI Circulation Holdings LLC and 1417557 Alberta ULC (collectively, the “Buyer”) to purchase QSP, RDA’s school and youth groups fundraising division (the “Business”).  Pursuant to the Purchase Agreement, RDA will sell to Buyer all of the outstanding stock of QSP, Inc., a Delaware corporation, and Quality Service Programs, Inc., a Canadian corporation (collectively with their subsidiaries, “QSP”).

Under the terms of the Purchase Agreement, Buyer will pay a purchase price in cash of approximately $110 million, subject to adjustment based on a determination of net working capital at closing.  RDA will retain certain liabilities related to the Business, including remaining responsible for certain payments under QSP, Inc.’s agreement with World’s Finest Chocolate, Inc. (“WFC”) which include a $3 million contractual payment to be paid to WFC in February 2009, as well as certain contractual minimum tonnage shortfall penalty payments due to WFC for calendar years 2008 and 2009, a substantial portion of which RDA has reserved for, and which will be reflected, in its financial statements relating to its 2008 fiscal year.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.  The transaction is subject to approval under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions.  The Purchase Agreement may be terminated by either party if the closing does not occur by September 30, 2008.  At closing, RDA and Buyer will enter into a transition services agreement pursuant to which RDA will provide operational services, such as IT, accounting, transitional benefits and administration, to QSP for up to 16 months.

RDA believes that neither it nor any of its affiliates has any material relationships with Buyer.  However, a significant portion of the revenues of RDA’s Direct Holdings business unit (consisting of RDA’s subsidiary Direct Holdings U.S. Corp. and its domestic and international subsidiaries (collectively, “Direct Holdings”)), is derived from sales of products that Direct Holdings markets under the Time Life trademark and tradename pursuant to a license agreement with Time Warner Inc. and Time Inc., the parent entity of Buyer.

The information contained herein and oral statements made from time to time by representatives of RDA (including, but not limited to, statements regarding the consummation of the transaction discussed herein; statements regarding the expectations of RDA’s operating plans and strategies generally; statements regarding RDA’s expectations of the performance of the fundraising businesses and other lines of business; and future operating results) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although RDA believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond RDA’s ability to control or predict.  Important factors that may cause actual results to differ materially and could impact the RDA and the statements contained in this report can be found in the RDA’s filings with the Securities and Exchange Commission.  For forward-looking statements in this report, RDA claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  RDA assumes no obligation to update or supplement any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE READER’S DIGEST ASSOCIATION, INC.

By:           /s/ Andrea R. Newborn
Andrea R. Newborn
Vice President, General Counsel and
Secretary

Date: August 13, 2008